POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                            191 Peachtree Street N.E.
                                   Suite 1600
                             Atlanta, Georgia 30303
                                 (404) 572-6600



                                February 24, 1998



Community First Banking Company
110 Dixie Street
Carrollton, Georgia  30117

         Re:      Registration Statement on Form S-8
                  Community First Banking Company 1997 Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel for Community First Banking Company, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 241,356 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to the Community First Banking Company 1997 Stock Option Plan (the "Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and that upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP